EXHIBIT 4.1

UTSTARCOM, INC.

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (“Agreement”) is made as of June 30, 2003, by and among UTStarcom, Inc., a Delaware corporation (“Acquiror”), and the shareholders (other than Acquiror) of RollingStreams Systems, Ltd., a Cayman Islands company (the “Company”), acquiring shares of Acquiror common stock (“Acquiror Common Stock”) (the “Selling Securityholders”) pursuant to and as a result of that Share Exchange Agreement, dated as of June 30, 2003, by and among the Acquiror, Company and such shareholders (the “Share Exchange Agreement”), which terms require that this Agreement, duly executed by Acquiror, be delivered at the Closing.

1.             Definitions.  Any capitalized term not otherwise defined herein shall have the meanings ascribed to such term in the Share Exchange Agreement.  As used in this Agreement:

(a)   “Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended.

(b)   “Holder” means (i) a Selling Securityholder, or (ii) a transferee to whom registration rights granted under this Agreement are assigned pursuant to Section 7(a) of this Agreement.

(c)   The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

(d)   “Registration Expenses” shall mean all expenses incurred in complying with Section 2 of this Agreement, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for Acquiror, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration; provided, however, Registration Expenses shall not include any selling commissions, transfer taxes or fees and disbursements of any Holder’s counsel (which expenses shall be borne by the Holder incurring such expense and not by Acquiror).

(e)   “Registrable Securities” means, for each Holder, (i) the of Acquiror Common Stock issued to such Holder pursuant to the Share Exchange Agreement (including Earnout Shares) and (ii) any shares of Common Stock of Acquiror issued as (or issuable upon the conversion or exercise of any Warrant, rights or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, all such shares of Common Stock described in clause (i) of this subsection (e); provided, however, that such shares of Acquiror Common Stock shall cease to be Registrable Securities at such time as (x) they have been registered for resale pursuant to a prospectus included in an effective registration statement on Form S-3 contemplated pursuant to Section 2 hereof, which registration statement has been effective for the period specified in Section 2(b), or (y) all such shares are otherwise available for resale under Rule 144 of the Securities Act within a single ninety (90) day period.

(f)    “SEC” means the United States Securities and Exchange Commission.

(g)   “Securities Act” shall mean the United States Securities Act of 1933, as amended.

2.     Holder Registration.

(a)   Acquiror shall use its reasonable efforts to cause the Registrable Securities held by the Holders to be registered under the Securities Act so as to permit the resale thereof.  In connection therewith, Acquiror shall prepare and file with the SEC as soon as reasonably practicable after the date hereof a registration statement on Form S-3 covering the Registrable Securities; provided, however, if Acquiror shall furnish to the Holders a certificate signed by an officer of Acquiror stating that, in the reasonable judgment of Acquiror, it would be seriously detrimental to Acquiror or the Holders for such registration statement to be filed, Acquiror’s obligation to use its reasonable efforts to file a registration statement under this Section 2(a) shall be deferred. The offerings made pursuant to such registration shall not be underwritten.

(b)   Acquiror shall (i) use its reasonable efforts to cause such registration statement to become effective as soon as reasonably practicable after filing and to keep such registration statement effective until the latest to occur of (A) the date on which all Registrable Securities included within such registration statement (which shall include the Earnout Shares) have been sold, (B) the expiration of one (1) year after the day on which the Earnout Period expires, or (C) such time as all Registrable Securities may be sold without volume limitations pursuant to Rule 144(k) of the Securities Act; (ii) prepare and file with the SEC such amendments to such registration statement and amendments or supplements to the prospectus used in connection therewith as may be reasonably necessary to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities registered by such registration statement, (iii) furnish to each Holder such number of copies of any prospectus (including any amended or supplemented prospectus) in conformity with the requirements of the Securities Act, and such other documents, as each Holder may reasonably request in order to effect the offering and sale of the Registrable Securities to be offered and sold, but only while Acquiror shall be required under the provisions hereof to cause the registration statement to remain effective, (iv) use commercially reasonable efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as each Holder shall reasonably request (provided that Acquiror shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified), and do any and all other acts or things which may be reasonably necessary or advisable to enable each Holder to consummate the public sale or other disposition of such Registrable Securities in such jurisdictions, and (v) notify each Holder, promptly after it shall receive notice thereof, of the date and time the registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed.

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3.     Suspension of Prospectus.  Under any registration statement filed pursuant to Section 2 hereof, Acquiror may restrict the disposition of the Registrable Securities, and the Holders will not be able to dispose of such Registrable Securities, if Acquiror shall have notified the Holders that a delay in the disposition of such Registrable Securities is necessary because Acquiror, in its reasonable judgment, has determined that such sales would require public disclosure by Acquiror of material nonpublic information that is not included in such registration statement.  In the event of such notification by Acquiror, Acquiror shall use its reasonable efforts to amend such registration statement and/or amend or supplement the related prospectus if necessary and to take all other actions reasonably necessary to allow the proposed sale to take place as promptly as possible, subject, however, to the right of Acquiror to delay further sales of Registrable Securities until the conditions or circumstances referred to in the notice have ceased to exist or have been disclosed. Any such delay shall result in a corresponding extension of the period of time that Acquiror is required to maintain the effectiveness of the registration statement under Section 2.  Any suspension of sales pursuant to this Section 3 shall be held in strictest confidence and not be disclosed by the Holders.

4.     Indemnification.

(a)   Acquiror will indemnify and hold harmless each Holder, each of such Holder’s officers and directors and partners and members, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by Acquiror of any federal securities law, or of any rule or regulation promulgated thereunder, applicable to Acquiror or any state securities law applicable to Acquiror in connection with any such registration, qualification or compliance, and Acquiror will reimburse, each Holder, each of its officers and directors and partners and members, and each person controlling such Holder, for any reasonable legal and other expenses incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, however, that to the extent that indemnification would be unavailable for such  matters as provided below, such Holder agrees to repay Acquiror any amount previously paid by Acquiror to such Holder as reimbursement for any such expenses; provided, further, that Acquiror will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to Acquiror by a Holder; and provided, further, that Acquiror will not be liable to any such person or entity with respect to any such untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus that is corrected in the final prospectus filed with the SEC pursuant to Rule 424(b) promulgated under the Securities Act (or any amendment or supplement to such prospectus) if the person asserting any such loss, claim, damage or liability purchased securities but was not sent or given a copy of the prospectus (as

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amended or supplemented) at or prior to the written confirmation of the sale of such securities to such person in any case where such delivery of the prospectus (as amended or supplemented) is required by the Securities Act, unless such failure to deliver the prospectus (as amended or supplemented) was a result of Acquiror’s failure to provide such prospectus (as amended or supplemented).

(b)   Each Holder participating in the registration described in Section 2 shall indemnify Acquiror, each of its directors and officers and each person who controls Acquiror within the meaning of Section 15 of the Securities Act against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse Acquiror and such directors, officers and partners and members, persons, or control persons of Acquiror for any reasonable legal or other expenses incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Acquiror by such Holder; provided, however, that the liability of such Holder under this Section 4(b) shall not exceed the proceeds from the offering received by such Holder, prior to deducting any commissions, transfer taxes or other selling expenses incurred with respect to such sale.

(c)   Each party entitled to indemnification under this Section 4 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 4 unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action.  No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.  Any Indemnified Party shall reasonably cooperate with the Indemnifying Party in the defense of any claim or litigation brought against such Indemnified Party.

(d)   If the indemnification provided for in this Section 4 is for any reason not available to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the

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relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations.  The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or the alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The liability of any Holder under this Section 4(d) shall not exceed the proceeds from the offering received by such Holder, prior to deduction of any commissions, transfer taxes or other selling expenses incurred with respect to such sale.

5.     Expenses.  All Registration Expenses incurred in connection with any registration pursuant to Section 2 shall be borne by Acquiror.

6.     Information by Holder.  Each Holder shall furnish to Acquiror such information regarding such Holder, the Registrable Securities held by it, the manner in which such Holder holds any securities of Acquiror and the distribution proposed by such Holder as Acquiror may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

7.     Miscellaneous.

(a)   Limitation on Assignment of Registration Rights.  The rights to cause Acquiror to register Registrable Securities pursuant to this Agreement may not be assigned by a Holder unless such a transfer is in an amount not less than 50,000 shares and is (i) by a Holder which is a partnership to a partner of such partnership or a former partner of such partnership who leaves such partnership after the date hereof, or to the estate of any such partner or former partner or the transfer by gift, will or intestate succession of any partner to his spouse or lineal descendants or ancestors, (ii) by a Holder to an affiliate of such Holder, or (iii) by a Holder by gift, will or intestate succession to his or her spouse or lineal descendants or ancestors or any trust for any of the foregoing.  Prior to a permitted transfer of registration rights under this Agreement, Holder must furnish Acquiror with written notice of the name and address of such transferee and the Registrable Securities with respect to which such registration rights are being assigned and a copy of a duly executed written instrument in form reasonably satisfactory to Acquiror by which such transferee assumes all of the obligations and liabilities of its transferor hereunder and agrees itself to be bound hereby.  No transfer of registration rights under this Agreement shall be permitted if immediately following such transfer the disposition of such Registrable Securities by the transferee is not restricted under the Securities Act.

(b)   Third Parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties to this Agreement, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

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(c)   Governing Law.  This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

(d)   Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(e)   Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of this Agreement shall be enforceable in accordance with its terms.

(f)    Amendment and Waiver.  Holders of a majority of the Registrable Securities  from time to time outstanding (excluding Acquiror) may, with the consent of Acquiror, amend the registration rights granted hereunder.

[Remainder of Page Intentionally Left Blank]

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In Witness Whereof, the undersigned has executed this Registration Rights Agreement as of the date first above written.

ACQUIROR:	UTSTARCOM, INC.
a Delaware corporation

	By:	/s/ Michael J. Sophie
Name: Michael J. Sophie
Title: Chief Financial Officer

Registration Rights Agreement Signature Page

SELLING SECURITYHOLDERS:	NIU DING

	By:	/s/ Niu Ding

QIANG LI

	By:	/s/ Qiang Li

GREG ZHANG

	By:	/s/ Greg Zhang

Registration Rights Agreement Signature Page

SELLING SECURITYHOLDERS:	KUO-HUA LEE

	By:	/s/ Kuo-Hua Lee

XIAO BO LI

	By:	/s/ Xiao Bo Li

XUEMEI LU

	By:	/s/ Xuemei Lu

JAMES O. NYSATHER

	By:	/s/ James O. Nysather

Registration Rights Agreement Signature Page

SELLING SECURITYHOLDERS:	JINGCHUN SUN

	By:	/s/ Jingchun Sun

YING WANG

	By:	/s/ Ying Wang

OLIVER X. WANG

	By:	/s/ Oliver X. Wang

HAIYANG ZHANG

	By:	/s/ Haiyang Zhang

Registration Rights Agreement Signature Page

SELLING SECURITYHOLDERS:	ZHIMIN JIAN

	By:	/s/ Zhimin Jian

HUA KANG

	By:	/s/ Hua Kang

LI-CHENG TAI

	By:	/s/ Li-Cheng Tai

UTSTARCOM, INC.
a Delaware corporation

	By:	/s/ Michael J. Sophie
Name: Michael J. Sophie
Title: Chief Financial Officer

Registration Rights Agreement Signature Page